EXHIBIT 99.1

EOG RESOURCES, INC.

News Release

For Further Information Contact:                                             Investors
                                                                                                    Maire A. Baldwin
                                                                                                    (713) 651-6EOG (651-6364)

                                                                                                    Media and Investors
                                                                                                    Elizabeth M. Ivers
                                                                                                    (713) 651-7132

EOG RESOURCES REPORTS SECOND QUARTER 2005 RESULTS
AND INCREASES 2005 PRODUCTION GROWTH TARGET

 - Achieves 20 Percent Organic Production Growth

- Increases Full Year 2005 Production Growth Target to 15.5 Percent

- Maintains 2006 Production Growth Target at 8 Percent

FOR IMMEDIATE RELEASE: Tuesday, July 26, 2005

HOUSTON - EOG Resources, Inc. (EOG) today reported second quarter 2005 net income available to common of $247.6 million, or $1.02 per share. This compares to second quarter 2004 net income available to common of $142.2 million, or $0.60* per share.

The results for the second quarter 2005 included an adjustment to revenue of $19.3 million ($8.7 million after tax, or $0.04 per share) related to an amended gas sales agreement. Adjusting for this item, second quarter non-GAAP net income available to common was $238.9 million, or $0.98 per share. Last year's second quarter results included a tax benefit of $5.3 million ($0.02* per share) from the reduction in the corporate tax rate in Alberta, Canada and a $14.6 million ($9.4 million after tax, or $0.04* per share) loss on the mark-to-market of financial commodity price transactions. The net cash outflow from the settlement of financial commodity price transactions was $35.9 million ($23.2 million after tax, or $0.10* per share). Reflecting these items, second quarter 2004 adjusted non-GAAP net income available to common was $123.1 million, or $0.52* per share. (Please refer to the table below for the reconciliation of adjusted non-GAAP net income available to common to net income available to common.)

*Second quarter 2004 per share amounts are restated for the two-for-one stock split effective March 1, 2005.

Operational Highlights

In the second quarter, total company production increased 20 percent versus the second quarter 2004 with significant increases in all four of EOG's producing areas: the U.S., Canada, Trinidad and the United Kingdom North Sea. Natural gas production rose 21 percent overall led by increases of 32 percent from Trinidad, 16 percent from Canada and 14 percent from the U.S.

U.S. gas production was higher than the prior year period as a result of successful drilling predominantly in the Barnett Shale, South Texas, East Texas/North Louisiana, Mid Continent and Rocky Mountain areas.

"Because production results exceeded our original expectations for the first half of the year, we are increasing EOG's 2005 full year production growth target from 13.5 to 15.5 percent. Essentially all of this is organic," said Mark G. Papa, Chairman and Chief Executive Officer. "Our 2004 to 2006 three year compounded production growth target now increases from 35 percent to 38 percent, while the 2006 target remains at eight percent. In North America, we are seeing contributions from both the Barnett and our extensive assets outside that play."

In the Barnett Shale, EOG has accumulated approximately 490,000 acres. During the second quarter, additional wells drilled to the west of Johnson County, in Hood and Jack Counties, continued to confirm the acreage is natural gas and not oil productive. EOG currently has nine rigs in the Barnett Shale Play, eight of which are operating in Johnson County and one in Hood County. The company's plan is to pursue a steady drilling program for at least the next six years.

In Trinidad and Tobago, EOG will supply 60 MMcfd, net of natural gas to the M5000 Methanol Plant, which is on schedule to begin full production during August. EOG also announced it signed the Block 4(a) production sharing contract at the beginning of July that adds 102,000 additional net acres to the company's position off the southeast coast of the country. EOG has a 90 percent working interest in the block and has secured a rig to commence drilling an exploration prospect in December that will target natural gas reserves at 8,400 feet.

In the United Kingdom North Sea, the Arthur 2 well commenced production in late July increasing total natural gas production from the discovery to 39 MMcfd, net. #9;

Conference Call Scheduled for July 27, 2005

EOG's second quarter 2005 conference call will be available via live audio webcast at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) Wednesday, July 27, 2005. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through August 10, 2005.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can replicate on its other Barnett Shale acreage outside of Johnson and Parker Counties, Texas, the results of its most recent Barnett Shale wells; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for fiscal year ended December 31, 2004, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share amounts)

	Quarter			Six Months
	Ended June 30			Ended June 30
	2005	2004		2005	2004
Net Operating Revenues	$783.9	$519.0		$1,472.1	$983.3
Net Income Available to Common	$247.6	$142.2		$448.4	$240.3
Net Income Per Share Available to Common
Basic	$1.04	$0.61	*	$1.89	$1.04	*
Diluted	$1.02	$0.60	*	$1.85	$1.02	*
Average Number of Shares Outstanding
Basic	238.3	232.8	*	237.8	232.1	*
Diluted	243.4	237.4	*	242.8	236.5	*

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands)

	Quarter			Six Months
	Ended June 30			Ended June 30
	2005	2004		2005	2004
Net Operating Revenues
Wellhead Natural Gas	$625,564	$430,134		$1,168,670	$847,005
Wellhead Crude Oil, Condensate and Natural Gas Liquids	157,307	102,401		301,843	192,859
Losses on Mark-to-Market Commodity Derivative Contracts	-	(14,563)		(940)	(59,018)
Other, Net	1,053	1,049		2,507	2,495
Total	783,924	519,021		1,472,080	983,341
Operating Expenses
Lease and Well, including Transportation	86,851	65,532		169,726	129,949
Exploration Costs	27,994	19,596		62,810	45,592
Dry Hole Costs	22,537	19,064		37,119	29,091
Impairments	24,231	15,711		36,403	33,359
Depreciation, Depletion and Amortization	159,896	116,224		312,912	230,021
General and Administrative	30,113	26,370		58,800	51,285
Taxes Other Than Income	37,613	29,788		79,526	65,872
Total	389,235	292,285		757,296	585,169
Operating Income	394,689	226,736		714,784	398,172

Other Income (Expense), Net	6,874	1,425		12,339	(1,304)

Income Before Interest Expense and Income Taxes	401,563	228,161		727,123	396,868

Interest Expense, Net	14,687	15,416		28,644	32,099

Income Before Income Taxes	386,876	212,745		698,479	364,769

Income Tax Provision	137,420	67,808		246,320	118,979

Net Income	249,456	144,937		452,159	245,790

Preferred Stock Dividends	1,858	2,758		3,716	5,516

Net Income Available to Common	$247,598	$142,179		$448,443	$240,274

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Quarter			Six Months
	Ended June 30			Ended June 30
	2005		2004	2005		2004
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
United States	706		619	698		618
Canada	228		197	231		201
United States & Canada	934		816	929		819
Trinidad	214		162	209		158
United Kingdom	34		-	34		-
Total	1,182		978	1,172		977

Average Natural Gas Prices ($/Mcf)
United States	$6.64		$5.67	$6.31		$5.54
Canada	6.02		5.04	5.85		5.01
United States & Canada Composite	6.49		5.52	6.20		5.41
Trinidad	2.92	(1)	1.36	2.35	(2)	1.42
United Kingdom	5.54		-	6.10		-
Composite	5.82		4.83	5.51		4.77

Crude Oil and Condensate Volumes (MBD)
United States	21.7		21.0	22.1		20.5
Canada	2.5		2.6	2.5		2.6
United States & Canada	24.2		23.6	24.6		23.1
Trinidad	4.2		3.1	4.1		2.8
United Kingdom	0.1		-	0.2		-
Total	28.5		26.7	28.9		25.9

Average Crude Oil and Condensate Prices ($/Bbl)
United States	$51.03		$37.39	$49.90		$36.11
Canada	46.58		35.59	45.68		33.63
United States & Canada Composite	50.58		37.19	49.47		35.83
Trinidad	53.05		37.69	49.22		35.52
United Kingdom	49.10		-	43.93		-
Composite	50.93		37.25	49.41		35.80

Natural Gas Liquids Volumes (MBD)
United States	7.9		5.0	6.7		4.9
Canada	1.2		0.6	1.3		0.6
Total	9.1		5.6	8.0		5.5

Average Natural Gas Liquids Prices ($/Bbl)
United States	$30.51		$23.78	$30.01		$24.24
Canada	30.52		20.35	28.80		20.25
Composite	30.51		23.40	29.81		23.80

Natural Gas Equivalent Volumes (MMcfe/d)
United States	885		775	870		771
Canada	249		216	254		219
United States & Canada	1,134		991	1,124		990
Trinidad	238		181	235		175
United Kingdom	35		-	35		-
Total	1,407		1,172	1,394		1,165

Total Bcfe Deliveries	128.1		106.6	252.3		212.1

(1) Includes $0.99 per Mcf as a result of a revenue adjustment related to an amended Trinidad take-or-pay contract.
(2) Includes $0.51 per Mcf as a result of a revenue adjustment related to an amended Trinidad take-or-pay contract.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2005	2004

ASSETS
Current Assets
Cash and Cash Equivalents	$ 282,701	$ 20,980
Accounts Receivable, Net	450,606	447,742
Inventories	52,188	40,037
Assets from Price Risk Management Activities	-	10,747
Deferred Income Taxes	26,644	22,227
Other	54,366	45,070
Total	866,505	586,803

Oil and Gas Properties (Successful Efforts Method)	10,193,805	9,599,276
Less: Accumulated Depreciation, Depletion and Amortization	(4,738,768)	(4,497,673)
Net Oil and Gas Properties	5,455,037	5,101,603
Other Assets	106,115	110,517
Total Assets	$ 6,427,657	$ 5,798,923

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$ 439,532	$ 424,581
Accrued Taxes Payable	65,059	51,116
Dividends Payable	9,831	7,394
Deferred Income Taxes	52,350	103,933
Other	38,000	45,180
Total	604,772	632,204

Long-Term Debt	1,117,097	1,077,622
Other Liabilities	248,137	241,319
Deferred Income Taxes	1,058,229	902,354

Shareholders' Equity
Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
Series B, 100,000 Shares Issued, Cumulative,
$100,000,000 Liquidation Preference	98,944	98,826
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
249,460,000* Shares Issued	202,495	201,247
Additional Paid In Capital	38,391	21,047
Unearned Compensation	(34,263)	(29,861)
Accumulated Other Comprehensive Income	124,685	148,015
Retained Earnings	3,136,135	2,706,845
Common Stock Held in Treasury, 9,552,169 shares at
June 30, 2005 and 11,605,112* shares at December 31, 2004	(166,965)	(200,695)
Total Shareholders' Equity	3,399,422	2,945,424
Total Liabilities and Shareholders' Equity	$ 6,427,657	$ 5,798,923

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months
	Ended June 30,
	2005	2004
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$ 452,159	$ 245,790
Items Not Requiring Cash
Depreciation, Depletion and Amortization	312,912	230,021
Impairments	36,403	33,359
Deferred Income Taxes	109,278	84,216
Other, Net	5,333	11,277
Dry Hole Costs	37,119	29,091
Mark-to-Market Commodity Derivative Contracts
Total Losses	940	59,018
Realized Gains (Losses)	9,806	(38,211)
Tax Benefits From Stock Options Exercised	18,309	13,792
Other, Net	(5,323)	(1,273)
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	(5,081)	(62,082)
Inventories	(12,185)	(8,368)
Accounts Payable	16,934	41,515
Accrued Taxes Payable	5,200	1,329
Other Liabilities	(5,324)	921
Other, Net	(10,917)	(10,339)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	19,842	14,402
Net Cash Provided by Operating Activities	985,405	644,458

Investing Cash Flows
Additions to Oil and Gas Properties	(762,347)	(563,631)
Proceeds from Sales of Assets	31,578	9,762
Changes in Components of Working Capital Associated with
Investing Activities	(19,950)	(15,150)
Other, Net	(16,111)	(12,920)
Net Cash Used in Investing Activities	(766,830)	(581,939)

Financing Cash Flows
Net Commercial Paper and Line of Credit Borrowings (Repayments)	39,475	(98,050)
Long-Term Debt Borrowings	-	150,000
Long-Term Debt Repayments	-	(75,000)
Dividends Paid	(20,220)	(18,957)
Proceeds from Stock Options Exercised	24,372	42,294
Other, Net	108	(784)
Net Cash Provided by (Used in) Financing Activities	43,735	(497)

Effect of Exchange Rate Changes on Cash	(589)	1,374

Increase in Cash and Cash Equivalents	261,721	63,396
Cash and Cash Equivalents at Beginning of Period	20,980	4,443
Cash and Cash Equivalents at End of Period	$ 282,701	$ 67,839

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON (GAAP)
(Unaudited; in thousands, except per share amounts)

The following chart adjusts three-month and six-month periods ended June 30 reported net income available to common to reflect actual cash realized from oil and gas hedges by eliminating the unrealized mark-to-market gains or losses from these transactions, to eliminate the revenue related to an amended gas sales agreement recorded in the second quarter of 2005 and to eliminate a tax benefit related to the Alberta (Canada) corporate tax rate reduction recorded in the second quarter of 2004. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments. EOG management uses this information for comparative purposes within the industry.

	Quarter			Six Months
	Ended June 30,			Ended June 30,
	2005	2004		2005	2004

Reported Net Income Available to Common	$247,598	$142,179		$448,443	$240,274

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Losses	-	14,563		940	59,018
Realized Gains (Losses)	-	(35,869)		9,806	(38,211)
Subtotal	-	(21,306)		10,746	20,807

After Tax MTM Impact	-	(13,710)		6,915	13,389

Less: Revenue related to an amended gas sales agreement,
net of tax	(8,672)	-		(8,672)	-
Less: Tax benefit related to the Alberta (Canada) corporate tax
rate reduction	-	(5,335)		-	(5,335)

Adjusted Non-GAAP Net Income Available to Common	$238,926	$123,134		$446,686	$248,328

Adjusted Non-GAAP Net Income Per Share Available to Common
Basic	$1.00	$0.53	*	$1.88	$1.07	*
Diluted	$0.98	$0.52	*	$1.84	$1.05	*

Average Number of Shares Outstanding
Basic	238,252	232,776	*	237,752	232,103	*
Diluted	243,414	237,417	*	242,771	236,455	*

* Restated for 2-for-1 stock split effective March 1, 2005.

EOG RESOURCES, INC.
Quantitative Reconciliation of Discretionary Cash Flow Available to Common (Non-GAAP)
to Net Cash Provided by Operating Activities (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and six-month periods ended June 30 net cash provided by operating activities to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust net cash provided by operating activities for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

	Quarter		Six Months
	Ended June 30		Ended June 30
	2005	2004	2005	2004
Net Cash Provided by Operating Activities	$503,566	$279,012	$985,405	$644,458

Adjustments
Exploration Costs	27,994	19,596	62,810	45,592
Changes in Components of Working Capital and Other Liabilities
Accounts Receivable	10,599	52,922	5,081	62,082
Inventories	3,484	6,519	12,185	8,368
Accounts Payable	(43,286)	(27,936)	(16,934)	(41,515)
Accrued Taxes Payable	36,606	20,765	(5,200)	(1,329)
Other Liabilities	8,992	(1,292)	5,324	(921)
Other, Net	4,458	16,436	10,917	10,339
Changes in Components of Working Capital Associated
with Investing and Financing Activities	5,878	(4,826)	(19,842)	(14,402)
Preferred Dividends	(1,858)	(2,758)	(3,716)	(5,516)

Discretionary Cash Flow Available to Common	$556,433	$358,438	$1,036,030	$707,156